Exhibit 99.1

Chico's FAS Announces Appointment of Shelley Broader as President and Chief Executive Officer

Broader Brings Over 25 Years of Experience Leading Premier Retail Businesses

Strong Record of Strategic Execution and Inspiring Superior Customer Experiences

FORT MYERS, Fla., October 28, 2015 -- Chico's FAS, Inc. (NYSE: CHS) today announced that Shelley Broader has been appointed President and Chief Executive Officer of Chico’s FAS, effective December 1, 2015. She will also join the Chico’s FAS Board of Directors at that time. Ms. Broader succeeds David F. Dyer, who will become Vice Chair of the Board of Directors.

Ms. Broader is a proven executive with over 25 years of experience leading premier global and regional retail businesses, including Walmart, Michael’s Stores, and several banners with Delhaize Group. In her most recent role as President and Chief Executive Officer of Walmart’s EMEA region, Ms. Broader was responsible for retail operations and business development across Europe, the Middle East, Sub-Saharan Africa and Canada, leading 1,345 retail units and more than 285,000 associates. Previously she served as President and Chief Executive Officer of Walmart Canada, Chief Merchandising Officer for Walmart Canada, and Senior Vice President for Sam’s Club, Walmart’s membership-warehouse format in the U.S.

“As we thank Dave for his years of fine service, we are also delighted to welcome Shelley to the Chico’s FAS team. She brings a remarkable track record, with a global perspective and a keen understanding of how to engage consumers and partner with suppliers to drive profitable growth in a competitive retail environment,” said David F. Walker, Chair of the Chico’s FAS Board of Directors. “The Company conducted an extensive CEO search and interviewed a number of highly qualified candidates. Shelley distinguished herself as our top choice, having the extensive retail industry expertise, leadership skills and appreciation for superior service that we believe will take Chico’s FAS and each of our brands into our next phase of growth and value creation.”

“It is an honor to be named President and CEO of Chico’s FAS. I am thrilled to lead such a dynamic team,” Ms. Broader said. “The Company has made great strides in improving its operating foundation and benefits from a powerful portfolio of brands, each with a unique identity and opportunity for growth. I look forward to working with the Chico’s FAS Board, its Brand Presidents, members of the Executive Committee, and team of associates. I share their passion for superior customer service and applaud the technology and other initiatives underway to improve service and efficiencies. Given the Company’s many strengths, I have great confidence that we can continue to grow and succeed, driving value for our shareholders and delivering on our brand promise to customers through Chico’s FAS’s dedicated employees.”

About Shelley Broader

Ms. Broader’s leadership experience across the North American retail industry spans over 25 years. Prior to joining Walmart in 2010, Ms. Broader was President and Chief Operating Officer of Michael’s,

the world’s largest retailer of arts and crafts, and was responsible for the chain’s 1,000 stores in the United States and Canada. In this role, she worked to standardize processes, disciplines and metrics, and better align store operations and resources with the seasonal buying patterns of the retailer’s customer base.

Before joining Michael’s, Ms. Broader enjoyed a 17-year career with Delhaize Group where, under the Hannaford banner, she held a range of leadership roles across the Company’s operations, merchandising, distribution, strategy and marketing divisions. She was promoted to President and Chief Operating Officer of Delhaize Group’s Kash n’ Karry chain, where she is credited with a significant financial and operational turnaround that included a complete re-branding of the business into Sweetbay Supermarkets. She then served as President and Chief Executive Officer of Sweetbay until joining Michael’s.

Ms. Broader began her career in the investment banking sector, holding roles at Massachusetts Financial Services Company and First Albany Corporation.

Ms. Broader is a member of the board of directors of Raymond James Financial, Inc. She obtained a Bachelor of Arts degree from Washington State University.

In connection with Ms. Broader’s appointment, the Chico’s FAS Board of Directors was assisted by leading executive search firm, Herbert Mines Associates.

ABOUT CHICO'S FAS, INC.

The Company, through its brands – Chico's, White House | Black Market, Soma, and Boston Proper, is a leading omni-channel retailer of women's private branded, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing items.

As of August 1, 2015, the company operated 1,548 stores in the US and Canada and sold merchandise through franchise locations in Mexico. The Company's merchandise is also available at www.chicos.com, www.whbm.com, www.soma.com, and www.bostonproper.com. For more detailed information on Chico's FAS, Inc., please go to our corporate website at www.chicosfas.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company or future results or events constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, and conditions in the specialty retail industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Investors using forward-looking statements are encouraged to review the Company's latest annual report on Form 10-K, its filings on Form 10-Q, management's discussion and analysis in the Company's latest annual report to stockholders, the Company's filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company's business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

Executive Contact:
Jennifer Powers Adkins
Vice President -- Investor Relations
Chico's FAS, Inc.
(239) 346-4199